Exhibit 10.37

FIRST AMENDMENT AND ADDENDEUM

This FIRST AMENDMENT AND ADDENDEUM dated as of February 13, 2013, (the “Amendment”) is between inContact, Inc., a Delaware corporation, (the “Company”) and Enterprise Networks Holdings, Inc., a Delaware corporation (“Investor”).

WHEREAS, the Company and Investor are all of the parties to that certain Investor Rights Agreement dated as of June 14, 2011 (the “IRA”) (capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the IRA);

WHEREAS, concurrently with the execution of the IRA the Company and Investor entered into a Common Stock Purchase Agreement pursuant to which the Investor purchased from the Company 7,188,442 shares of Company Stock, of which the Investor still owns 6,888,442 shares as of the date of this Amendment (the “Investor Shares”);

WHEREAS, concurrently with the execution of the IRA the Company entered into the Master Reseller Agreement between the Company and Siemens Enterprise Communications, Inc., an Affiliate of Investor, dated as of June 14, 2011 (the “MRA”), which provides for Siemens Enterprise Communications, Inc. (“Enterprises”) to meet certain minimum purchase commitments by Enterprises from the Company;

WHEREAS, Investor and Enterprises have requested that the MRA be amended to modify the amount and timing of the guaranteed payments, allow for a portion of the guaranteed payments to be paid with Investor Shares, and make other changes in Addendum 1 to the MRA of even date herewith (the “MRA Amendment”); and

WHEREAS, the Company is willing to enter into the MRA Amendment in consideration of Investor entering into this Amendment for the purpose of modifying and amending the Transaction Documents as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

1. Changes to the IRA.

(a) Section 2.2(b) of the IRA is hereby amended by deleting all of Section 2.2(b) and inserting the following in lieu thereof:

(b) The Company shall provide Investor 20 Business Days prior written notice (or, if such notice period is not practicable under the circumstances, such reasonable prior written notice as is practicable) of any proposed issuance subject to this Section 2.2. Investor shall provide, or cause to be provided, to the Company written notice of its election to purchase securities pursuant to this Section 2.2 within 10 days after such notice from the Company, and if such notice is not provided within 10 days after such notice from the Company, Investor shall be deemed to have waived any right to participate in the issuance of the Voting Securities that is the subject of the notice given by the Company to Investor. If the Company has provided Investor with at least 20 Business Days prior written notice of such proposed issuance, Investor shall purchase the securities that Investor has elected to purchase concurrently with the related issuance of such securities by the Company. If the Company has provided Investor with less than 20 Business Days prior written notice of such proposed issuance, Investor shall purchase the securities that Investor has elected to purchase 20 Business Days following such notice (or such lesser time as Investor may agree).

(b) The Company and Investor agree to the addition of a new lock-up pertaining to the Investor Shares, which will be added as new Section 3.4 of the IRA and read as follows:

Section 3.4 Second Lockup. From the date of the First Amendment and Addendum dated February 13, 2013 through May 15, 2013, without the prior approval of the Board, Investor shall not, nor shall Investor permit any of its Affiliates to, Transfer any of the Shares. The foregoing notwithstanding, no approval of the Board shall be required for the Transfer to the Company of Shares to make payment to the Company of the minimum purchase commitment of Enterprises under Section 14.8 of the MRA as amended by the MRA Amendment.

2. Resolution of Conflicts. If there is any conflict or inconsistency between the original terms of a Transaction Document and the modifications to that Transaction Document made in this Amendment, the modifications set forth in this Amendment shall govern and any conflicting or inconsistent original term shall be amended and modified in all respects necessary to effectuate the amended or modified terms of the Transaction Document set forth herein.

[The next page is the signature page.]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment and Addendum as of the date first written above.

INCONTACT, INC.

By:
Name: Gregory S. Ayers Title: Chief Financial Officer

ENTERPRISE NETWORKS HOLDINGS, INC.

By:
Name: Stephen Juge Title: President

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